Exhibit 99.1

MICT to Revolutionize Africa’s Food Industry Through Wholly Owned
Subsidiary, Tingo Foods, and Commitment to Develop Multi-Billion Dollar
Food Processing Facility

Aims to be the Largest Food Processing Facility in Africa, Completing the Tingo Agricultural and Food Eco-System from Seed to Sale

Farmers and Agricultural Sector in the Continent to Benefit from Significant Expansion of Africa’s Own Processing
Capabilities, Delivering Financial Upliftment and Empowerment

Expected to Materially Reduce Farmers’ Post-Harvest Losses and Achieve Significant Improvement in World’
s Food Security Along with Considerable Environmental Benefits

Immediate Material Increase Expected in Revenues and Profitability

MONTVALE, N.J., Feb. 09, 2023 (GLOBE NEWSWIRE) -- MICT, Inc. (NASDAQ: MICT) (“MICT” or the “Company”) announced today that it has entered into a corporate transaction giving it ownership of 100% of Tingo Foods PLC (“Tingo Foods”), which has successfully developed a food processing business with a current capacity to process and wholesale more than $1 billion of food produce per annum. Through a joint venture, Tingo Foods has also committed to build and operate a state-of-the-art $1.6 billion food processing facility in the Delta State of Nigeria. With build, fitout and commissioning scheduled for completion by the end of the first half of 2024, the new facility is expected to multiply the size of the Company’s processing capacity and revenues, while also materially expanding its capacity for the offtake of produce from its farmers and increasing its supply into MICT’s commodity trading platform and export business.

Tingo Foods’ goal is to reduce Africa’s reliance on the import of finished food and beverage products and increase its exports of made-in-Africa produce between countries within the continent, as well as to the rest of the world. This is expected to reduce the prices of finished goods for Africa’s consumers, while also creating a substantial environmental benefit by reducing the current need to export raw food materials outside of the continent for processing only to then import the finished and more expensive products back into Africa.

Tingo Foods currently has the ability to produce and wholesale processed foods such as rice, millet, pasta and noodles. The range and volume of products will then increase considerably upon the launch of the new processing facility to also include tea, coffee, chocolate, biscuits, cooking oils, non-dairy milks, carbonated drinks, and mineral water, among others.

Having been established and developed to date by Dozy Mmobuosi as a standalone business, Tingo Foods generated revenue of over $400 million dollars (per unaudited management accounts) between its launch in September 2022 and December 31, 2022 and has an existing stock of processed food products with a cost value estimated at $204 million. With the completion of the Tingo Mobile Limited acquisition completed on November 30, 2022, and as intended, MICT is now able to bring Tingo Foods into the group, vertically expand the group’s agricultural footprint, and enhance its further growth and development. As part of the corporate transaction to transfer the ownership of Tingo Foods into MICT as a wholly owned subsidiary, the Company will pay consideration equal to the cost value of the stock on hand, which will be satisfied by the issuance of a long-term promissory note. The Tingo Foods transaction will not result in any new issuance of MICT common stock, nor of any instruments convertible into shares of the Company.

Earlier today a foundation laying ceremony for the state-of-the-art processing facility took place, which was attended by representatives of MICT, Tingo Mobile and Tingo Foods, including the CEO of Tingo Foods, Neha Mehta, together with various members of local government and Nigeria’s Ministry of Agriculture. With the new facility expected to create approximately 12,000 jobs locally and provide a strong boost to the Nigerian African economy, Tingo Foods is making a significant contribution to the United Nation’s Sustainable Development Goals and to addressing the global food security crisis.

Dozy Mmobuosi, founder of Tingo Mobile Limited and Tingo Foods PLC, commented: “It has long been an ambition of mine to help make Africa self-sufficient, in particular its food consumption requirements. The addition of Tingo Foods alongside our already successful business of Tingo Mobile and our Nwassa agri-fintech platform is a further step forward to reducing post-harvest losses, improving food supply, creating increased crop demand, and supporting crop prices, thereby delivering a material increase to farmers’ income and their financial upliftment.

“Given the significant benefits that Tingo Foods will deliver to farmers, which incentivises them to take the necessary steps to increase their crop yields, we are confident we can make a material difference towards tackling both the continent’s and the world’s food security crisis and towards feeding Africa.

“We are extremely proud to be building what we believe to be the largest food processing plant in the continent, which allows us to address the major disadvantage that Africa has suffered historically, from having to export its raw food produce for processing, before then paying inflated prices to bring back finished products. We expect our facility to save Africa’s nations billions of dollars of unnecessary costs, while also making a material impact on reducing the world’s carbon footprint.”

Darren Mercer, Chief Executive Officer of MICT, commented: “Today marks a very exciting milestone for MICT’s group of companies, significantly expanding and complimenting the Tingo ecosystem, while also considerably benefiting the farmer and the end consumer.

“Our recently launched trade partnership with the All Farmers Association of Nigeria (“AFAN”), which is increasing Tingo Mobile’s user base of farmers from 9.3 million to approximately 30 million, together with the additional several million farmers through Ghana’s Kingdom of Ashanti, not to mention our recent launch into Malawi and East Africa, the Tingo Foods business materially expands our ability to assure crop demand and offtake for our growing number of farmers. The positive impact that Tingo Foods will have on reducing post-harvest losses, for example by significantly reducing length of supply chain, time in storage and time in transit, will considerably improve food supply both within the continent of Africa and also on a global basis. Tingo Foods and its ability to process food locally will also deliver huge environmental and economic benefits to Africa’s nations, which in turn is expected have a positive impact on their own balance of payments and the global valuation of their currency.

“Notwithstanding that Tingo Foods is expected to add several hundred million dollars of highly profitable revenues to our 2023 results, the scheduled launch of the new Tingo Foods processing facility in the second half of 2024 is expected to result in a multiplication of such revenues and earnings. Given that the immediate focus of Tingo Foods will be on feeding the countries of Africa, MICT will benefit from access to a multi-billion-dollar per annum export market intra-Africa, which we expect will deliver the entire dollarization of the business.

“The support of the Nigerian government, together with the support of the farmers in the countries in which we operate, gives us the foundation to be one of the biggest food providers in the African continent. Our ecosystem from seed to sale is significantly strengthened through Tingo Foods and leaves us very excited about the prospects for MICT shareholders as we move forwards.”

About MICT

On November 30, 2022, MICT acquired 100% of Tingo Mobile Limited, which is the leading Agri-Fintech company operating in Africa, with a marketplace platform that empowers social upliftment through mobile, technology and financial access for rural farming communities. Tingo’s novel “device as a service” model allows it to add market leading applications to enable customers to trade, buy top ups, pay bills, access insurance and lending services. Tingo Mobile is seeking to expand its operations across select markets in Africa and certain other parts of the world. Tingo Mobile’s strategic plan is to become an eminent global Fintech and Agri-Fintech business delivering social upliftment and financial inclusion to millions of SME farmers and businesses.

MICT is a financial technology business principally focused on the growth and development of a suite of consumer fintech services across approximately 130 cities in China, with planned expansion into additional markets. MICT has developed highly scalable proprietary platforms for insurance products (B2B, B2B2C and B2C) and financial services/products (B2C), the technology for which is highly adaptable for other applications and markets. MICT has acquired and holds the requisite license and approvals with the Hong Kong Securities and Futures Commission to deal in securities and provide securities advisory and asset management services. MICT also has memberships/registrations with the Hong Kong Stock Exchange and the requisite Hong Kong and China Direct clearing companies. MICT’s financial services business and first financial services product, the Magpie Invest app, is able to trade securities on Nasdaq, NYSE, TMX, HKSE, China Stock Connect, LSE, the Frankfurt Stock Exchange and the Paris Stock Exchange.

Tingo Mobile offers its comprehensive platform service through use of smartphones – ‘device as a service’ (using GSM technology) -- to empower a marketplace to enable subscribers/farmers within and outside of the agricultural sector to manage their commercial activities of growing and selling their production to market participants both domestically and internationally. The ecosystem provides a ‘one stop shop’ solution to enable such subscribers to manage everything from airtime top ups, bill pay services for utilities and other service providers, access to insurance services and micro finance to support their value chain from ‘seed to sale’.

As of September 30, 2022, Tingo Mobile had approximately 9.3 million subscribers using its mobile phones and Nwassa platform, subsequent to which it has entered into a number of trade agreements with parties that are contracted to deliver an additional 22 million or more new subscribers. Nwassa is Africa’s leading digital agriculture ecosystem that empowers rural farmers and agri-businesses by using proprietary technology to enable access to markets in which they operate. Farm produce can be shipped from farms across Africa to any part of the world, in both retail and wholesale quantities. Nwassa’s payment gateway also has an escrow structure that creates trust between buyers and sellers. Tingo Mobile’s system provides real-time pricing, straight from the farms, eliminating middlemen. Tingo Mobile’s users pay for produce bought using available pricing on its platform.

Disclaimer

The information in this news release includes certain information and statements about management and the Board’s view of future events, expectations, plans and prospects that constitute forward looking statements. These statements are based upon assumptions that are subject to significant risks and uncertainties. Because of these risks and uncertainties and as a result of a variety of factors, the actual results, expectations, achievements or performance may differ materially from those anticipated and indicated by these forward-looking statements. Forward-looking statements in this news release include, but are not limited to, the ability of the Company to implement certain corporate actions, such as security repurchases and the implementation of a special dividend. Any number of factors could cause actual results to differ materially from these forward-looking statements as well as future results. Although the Company believes that the expectations reflected in forward looking statements are reasonable, it can give no assurance that the expectations of any forward-looking statements will prove to be correct. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Investor Relations Contact

Chris Tyson/Larry Holub

949-491-8235

MICT@mzgroup.us

www.mzgroup.us

MICT Inc. Contact Information

Email: info@mict-inc.com

Phone: (201) 225-0190

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